EXHIBIT 32.1

CERTIFICATION OF CEO OF PERIODIC REPORT
    The undersigned, Kevin R. Callahan, Interim Chief Executive Officer of Affirmative Insurance Holdings, Inc. (the “Company”), certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to the best of his knowledge, that:
(1)	the Interim Report on Form 10-Q of the Company for the period ended June 30, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 9, 2006

/s/ Kevin R. Callahan
Kevin R. Callahan
Interim Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.